UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 4, 2011
Date of Report (Date of earliest event reported)

Car Charging Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-149784	03-0608147
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1691 Michigan Avenue, Sixth Floor
Miami Beach, Florida 33139
(Address of principal executive offices) (Zip Code)

(305) 521-0200
(Registrant’s telephone number, including area code)

N/A
 (Former name or former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐    Soliciting material pursuant to Rule I4a-12 under the Exchange Act (17CFR240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 4, 2011, we entered into a Subscription Agreement (the “Subscription Agreement”) with Allston Limited (the “Purchaser”). Pursuant to the Subscription Agreement, we sold 2,500,000 shares of our common stock, $0.001 par value per share (the “Common Stock”) to the Purchaser at per share price of $1.00 for aggregate offering proceeds of $2,500,000. Pursuant to the Subscription Agreement, we shall receive the proceeds in 5 equal installments of $500,000 payable no later than November 9, 2011, November 30, 2011, December 31, 2011, March 31, 2012 and June 30, 2012. We have already received the payment due on November 9, 2011. The proceeds received by the Company will be used for the purchase and installation of Electric Vehicle Charging Stations as well as for working capital.

The foregoing description of the Subscription Agreement  is not intended to be complete and is qualified in its entirety by the complete text of the Agreement attached to this current report on Form 8-K as Exhibit 10.1.

Item 3.02 Unregistered Sales of Equity Securities

The information pertaining to the sale of the Common Stock in Item 1.01 is incorporated herein by reference in its entirety.

Pursuant to the execution and performance under the Subscription Agreement, we agreed to issue a total of 2,500,000 shares of common stock, par value $0.001, to the Purchaser. The shares shall be issued as funds are received in accordance with the payment schedule as set forth in the Subscription Agreement.

Such Common Stock was not registered under the Securities Act of 1933. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the 'Act'). These shares of our Common Stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a 'public offering' as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act.  This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a 'public offering.' Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits

NUMBER	EXHIBIT
10.1	Subscription Agreement between Car Charging Group, Inc. and Allston Limited as of November 4, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Car Charging Group, Inc.

/s/ Michael D. Farkas
Michael D. Farkas Chief Executive Officer

Dated: November 10, 2011